                                                        Exhibit No. EX-99.23.d.3

                             QUAKER INVESTMENT TRUST
                        INVESTMENT SUBADVISORY AGREEMENT

     THIS  AGREEMENT is made and entered into as of the 3rd day of May, 2005, by and between Quaker Funds, Inc., a Delaware corporation ("Adviser"),  and Geewax,
Terker & Co., a Pennsylvania partnership ("Subadviser").

                                    RECITALS

     WHEREAS,  Quaker Investment Trust (the "Trust") is organized under the laws of the state of Massachusetts as an unincorporated  business trust operating and registered as an open-end management investment company of the series type under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust is authorized by its Amended and Restated Declaration of
Trust and Amended and Restated  Bylaws to issue  separate  Portfolios  of shares representing interests in separate investment portfolios (the "Portfolios"); and

     WHEREAS,  the Trust has  authorized  the  issuance of shares of  beneficial interest in, among others,  the Portfolios known as the Quaker Core Equity Fund,
Quaker Small-Cap Growth Fund, and Geewax Terker Core Value Fund (each, a "Fund,"
together, the "Funds"); and

     WHEREAS,   Adviser  is  registered  as  an  investment  adviser  under  the
Investment  Advisers Act of 1940, as amended (the "Advisers Act") and engages in the business of asset management; and

     WHEREAS,  Subadviser  is  registered  as an  investment  adviser  under the
Advisers Act and engages in the business of asset management; and

     WHEREAS,  the Trust has  retained  Adviser to furnish  investment  advisory services to each Fund pursuant to an  investment  advisory  agreement  dated May
3rd, 2005; and

     WHEREAS,  Adviser,  with  the  consent  of the  Trust,  desires  to  retain
Subadviser  to  furnish  day-to-day  investment  advisory  services  to the Fund pursuant  to the terms and  conditions  of this  Agreement,  and  Subadviser  is willing to so furnish such services,

     NOW  THEREFORE,  in  consideration  of the foregoing and the agreements and covenants herein contained,  the parties hereto,  intending to be legally bound, agree as follows:

1.   Appointment

     Adviser,  with the  consent of the Trust,  hereby  appoints  Subadviser  to provide day-to-day investment advisory services to each Fund for the periods and on the terms set forth in this Agreement. Subadviser accepts the appointment and agrees to furnish  the  services  herein set forth for the  compensation  herein provided.

2.   Delivery of Documents

     The Trust and/or Adviser have furnished  Subadviser with properly certified or authenticated copies of each of the following:

     (a)  The Trust's  Amended and Restated  Declaration  of Trust as filed with the Commonwealth of Massachusetts;

     (b)  The Trust's Amended and Restated Bylaws;

     (c)  Resolutions  of  the  Trust's  Board  of  Trustees   authorizing   the
          appointment of Subadviser and approving this Agreement;

     (d)  The  Trust's  most  current   Registration   Statement  on  Form  N-1A
          promulgated  under the 1940 Act and under the  Securities Act of 1933, as amended; and

     (e)  The Trust's current Prospectus and Statement of Additional Information
          (together called the "Prospectus").

     The Trust and/or Adviser will furnish Subadviser with properly certified or authenticated copies of all amendments of or supplements to the foregoing at the same time as such  documents  are required to be filed with the U.S.  Securities and Exchange Commission ("SEC") and/or state authorities.

3.   Management

     Subject to the  supervision  of the Trust's  Board of Trustees and Adviser,
Subadviser will provide a continuous investment program for each Fund, including investment research and management with respect to all securities,  investments, cash  and  cash  equivalents  held  by each  respective  Fund.  Subadviser  will determine what securities and other  investments will be purchased,  retained or sold by each Fund and will execute such  decisions.  Subadviser will choose such
investments  and  otherwise   provide  the  services  under  this  Agreement  in
accordance with each Fund's investment objectives,  policies and restrictions as such are set  forth in the  Prospectus  from  time to time.  Subadviser  further agrees that it will employ such  efforts as required  pursuant to its  fiduciary responsibilities under the Advisers Act, to:

     (a)  Conform its activities to all applicable  rules and regulations of the
          SEC and will, in addition, conduct its activities under this Agreement in  accordance  with the  regulations  of any other  federal and state agencies  which may now or in the future  have  jurisdiction  over its activities under this Agreement;

     (b)  Place orders pursuant to its investment  determinations  for each Fund either  directly  with the  respective  issuers  or with any broker or dealer.  In placing  orders with brokers or dealers,  Subadviser  will attempt to obtain the best net price and the most favorable  execution of its  orders.  Consistent  with  this  obligation,  when  Subadviser believes  two or more brokers or dealers are  comparable  in price and execution,  Subadviser may prefer: (i) brokers and dealers who provide the Funds with research  advice and other  services;  and (ii) brokers who  are  affiliated  with  the  Trust,  Adviser,  and/or  Subadviser;
          provided,  however,  that in no instance will portfolio  securities be purchased from or sold to Subadviser in principal transactions; and

     (c)  Provide,  at its own cost, all office space,  facilities and equipment necessary for the conduct of its advisory activities on behalf of each
          Fund.

4.   Services Not Exclusive

     The advisory services to be furnished by Subadviser hereunder are not to be considered  exclusive,  and Subadviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby;
provided, however, that without the written consent of Adviser, Subadviser shall not serve as an  investment  advisor  to any  other  investment  company  having similar investment objectives to that of the Funds.

5.   Books and Records

     In compliance with Rule 31a-3  promulgated  under the 1940 Act,  Subadviser hereby  agrees that all records  which it maintains for the benefit of each Fund are the property of such Fund and further  agrees to  surrender  promptly to the respective  Fund any of such  records  upon the request of the Fund.  Subadviser further agrees to preserve for the periods  prescribed by Rule 31a-2 promulgated under the 1940 Act, the records required to be maintained by it pursuant to Rule
31a-1 promulgated under the 1940 Act that are not maintained by others on behalf of the Funds.

6.   Expenses

     During  the  term of  this  Agreement,  Subadviser  will  pay all  expenses incurred by it in connection with its investment  advisory services furnished to each Fund other than the costs of securities  and other  investments  (including brokerage  commissions and other transaction  charges) purchased or sold for the
Funds.

7.   Compensation

     With respect to each Fund,  Adviser will pay to Subadviser,  and Subadviser will  accept  as full  compensation  for its  services  rendered  hereunder,  an investment  advisory fee,  computed at the end of each month and payable  within five (5)  business  days  thereafter,  equal to the annual  rate of 0.75% of the average daily net assets of each respective  Fund. All parties to this Agreement do hereby  authorize  and instruct the Funds'  administrator,  Citco Mutual Fund
Services,  Inc., or its  successor,  to provide a calculation  each month of the gross amount due the  Subadviser  with  respect to each Fund.  In the event that
Subadviser's  services to a Fund begin or end at a time other than the beginning or end of a month,  fees payable to Subadviser with respect to such Fund will be prorated  for that  portion of the month during  which  services  were  actually rendered.

8.   Limitation of Liability

     Subadviser shall not be liable for any error of judgment, mistake of law or for loss  suffered  by the  Funds in  connection  with the  performance  of this
Agreement,  except a loss to the Funds  resulting from a breach of  Subadviser's fiduciary  duties with respect to the receipt of compensation  for services or a loss to the Funds resulting from the Subadviser's willful malfeasance, bad faith or  gross  negligence  on its  part in the  performance  of its  duties  or from reckless disregard by it of its obligations or duties under this Agreement.

9.   Duration and Termination

     (a) This  Agreement  shall become  effective  as of the date first  written above and, unless sooner terminated as provided herein, shall continue in effect for two years.  Thereafter,  this  Agreement  shall be renewable for  successive periods of one year each,  provided such  continuance is  specifically  approved annually with respect to each Fund:

          (i)  by the  vote of a  majority  of  those  members  of the  Board of
               Trustees  who are not  parties to this  Agreement  or  interested persons  of any such  party (as that term is  defined in the 1940
               Act),  cast in person  at a meeting  called  for the  purpose  of voting on such approval; and

          (ii) by either  the  affirmative  vote of a  majority  of the Board of
               Trustees  or the vote of a  majority  of the  outstanding  voting securities of each respective Fund (as such a majority is defined in the 1940 Act).

     (b) Notwithstanding the foregoing, this Agreement may be terminated by:

          (i)  Adviser, if such termination is approved by the vote of the Board of  Trustees  of the  Trust  or the  vote  of a  majority  of the outstanding  voting  securities of the respective Fund (as such a majority  is defined in the 1940 Act),  at any time  without  the payment of any penalty,  upon sixty (60)  calendar  days' written notice to Subadviser; or

          (ii) Subadviser  at any time upon sixty (60)  calendar  days'  written notice, without payment of any penalty.

     (c)  This  Agreement  will  automatically  terminate  in the  event  of its assignment (as that term is defined in the 1940 Act).

10.  Amendment of this Agreement

     No provision  of this  Agreement  may be changed,  waived,  discharged,  or terminated  orally, but only by a written instrument signed by the party against which enforcement of the change, waiver,  discharge or termination is sought. No material  amendment of this Agreement  shall be effective until approved by vote of a majority of the outstanding  voting  securities of the Funds (as defined in the 1940 Act).

11.  Miscellaneous

     The captions in this  Agreement are included for  convenience  of reference only and in no way  define or limit any of the  provisions  hereof or  otherwise affect their construction or effect. If any provision of this Agreement shall be held or made  invalid  by a court  decision,  statute,  rule or  otherwise,  the remainder of the Agreement shall not be affected  thereby.  This Agreement shall be binding on, and shall  inure to the benefit of, the parties  hereto and their respective successors.

12.  Counterparts

     This Agreement may be executed in counterparts by the parties hereto,  each of which  shall  constitute  an  original,  and all of  which,  together,  shall constitute one Agreement.

13.  Governing Law

     This Agreement shall be construed in accordance  with, and governed by, the laws of the Commonwealth of Pennsylvania.

14.  Notices

     Except  as  otherwise  provided  in this  Agreement,  any  notice  or other communication  required  by or  permitted  to be given in  connection  with this
Agreement  will be in writing and will be  delivered  in person or sent by first class mail,  postage  prepaid or by prepaid  overnight  delivery  service to the respective parties as follows:

If to Adviser:                         If to Subadviser:

Quaker Funds, Inc.                     Geewax, Terker & Company
309 Technology Drive                   414 Old Baltimore Pike
Malvern, PA 19355                      Chadds Ford, PA 19317
Attn:  Jeffry H. King, Sr.             Attn:  John J. Geewax
Chief Executive Officer                General Partner

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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed by their officers designated below as of the day and year first written above.

Attest:                                QUAKER FUNDS, INC.

By ________________________            By _____________________________
Name:                                  Name:
Title:                                 Title:

Attest:                                GEEWAX, TERKER & CO.

By ________________________            By _____________________________
Name:                                  Name:
Title:                                 Title: